UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On August 8, 2016, Whiting Petroleum Corporation (the “Company”) entered into separate privately negotiated exchange agreements under which it will exchange, in private placements in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, (i) $12.866 million aggregate principal amount of its 6.5% Mandatory Convertible Senior Subordinated Notes due 2018, which were convertible into 1.470 million shares of the Company’s common stock (the “Common Stock”), for 1.656 million shares of Common Stock and (ii) $25.430 million aggregate principal amount of its 5.0% Mandatory Convertible Senior Notes due 2019, which were convertible into 2.893 million shares of Common Stock, for 3.259 million shares of Common Stock.

The Company expects that the exchange transactions will close on August 12, 2016, subject to customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: August 9, 2016	By:	/s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer